Exhibit 24.2




                       SPECIAL POWER OF ATTORNEY

          The undersigned director of WLR Foods, Inc., a Virginia corporation (WLR Foods), appoints James L. Keeler, Dale S. Lam and Elizabeth A. McLean, any of whom may act (with full power to each of them to act alone) as his attorney-in-fact and agent for him in his capacity as a director of WLR Foods, and authorizes such persons, on behalf of WLR Foods or on his behalf individually, to sign and file any and all WLR Foods' Forms 3, 4 and 5, or any other reports that may be required pursuant to Section 16 of the Securities Act of 1934, with the Securities and Exchange Commission, National Association of Securities Dealers, and any regulatory authority for any U.S. state or territory, and he hereby ratifies and confirms that his attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          WITNESS the following signature and seal.


9/25/98                  _/s/ Keith E. Alessi_______ (SEAL)
  Date                        Keith E. Alessi

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